EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-248078 and File No. 333-267376) and Form S-8 (File No. 333-104700, Registration No. 333-193930, and Registration No. 333-269636) of Napco Security Technologies, Inc. and Subsidiaries, of our report dated September 8, 2023, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K for the year ended June 30, 2024.

/s/ BAKER TILLY US, LLP

New York, New York

August 29, 2024

E-19